UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Custom Truck One Source, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CUSTOM TRUCK ONE SOURCE, INC.
7701 Independence Ave
Kansas City, Missouri 64125

May 2, 2022

Dear Custom Truck One Source Stockholder:
On behalf of the Board of Directors and management of Custom Truck One Source, Inc., I invite you to attend remotely the 2022 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held on Tuesday, June 14, 2022 at 9:00 a.m. Eastern Time. It will be conducted via live webcast only, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2022. You may submit questions during the meeting and will be able to vote your shares electronically. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include details regarding how to join the Annual Meeting and the business to be conducted at the Annual Meeting.
I hope that you will be able to join the Annual Meeting. If you do not plan to attend, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.
We sincerely appreciate your continued support.

Sincerely,

Marshall Heinberg
Chairman of the Board

CUSTOM TRUCK ONE SOURCE, INC.
7701 Independence Ave
Kansas City, Missouri 64125
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Tuesday, June 14, 2022

Dear Stockholders of Custom Truck One Source, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Custom Truck One Source, Inc., a Delaware corporation, which will be held on Tuesday, June 14, 2022 at 9:00 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect four Class C directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.To approve the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2022. You may submit questions during the meeting and will be able to vote your shares electronically.
Our board of directors has fixed the close of business on April 28, 2022 as the record date for the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 7701 Independence Ave., Kansas City, Missouri 64125. The list of these stockholders will also be available to view during the Annual Meeting for stockholders who attend the meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. Only stockholders of record on April 28, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented, regardless of whether you plan to attend the Annual Meeting. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting electronically and to vote your shares at the Annual Meeting.

We sincerely appreciate your continued support.

By order of the Board of Directors,

Adam Haubenreich
Executive Vice President — General Counsel, Secretary
Kansas City, Missouri
May 2, 2022

CUSTOM TRUCK ONE SOURCE, INC.

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS
     This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the "Board") for use at the 2022 annual meeting of stockholders of Custom Truck One Source, Inc., a Delaware corporation (“CTOS” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 14, 2022, at 9:00 a.m. Eastern Time via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2022. You may submit questions during the meeting and will be able to vote your shares electronically.
You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, June 14, 2022, at 9:00 a.m. Eastern Time. The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2022. Information on how to vote in person at the Annual Meeting is discussed below.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
Why is the Annual Meeting Virtual only?
Due to the information and guidance currently available surrounding the public health impact of the coronavirus pandemic (COVID-19), the prevalence and quality of virtual meeting technologies, and our focus on environmental stewardship, this year’s Annual Meeting will be virtual only. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of stockholders while maintaining our commitment to health, safety, and the environment.
Why did I receive a Notice of Internet Availability instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
Who can vote at the Annual Meeting?
Holders of shares of our common stock as of the close of business on April 28, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 247,589,922 shares of our common stock issued and outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders.     If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders.    If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What matters am I voting on?
     You will be voting on:
•the election of four Class C directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•the approval of the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan; and
•any other business as may properly come before the Annual Meeting.
How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
•“FOR” the election of each of Mary Jackson, Bryan Kelln, Georgia Nelson, and Fred Ross as a Class C director;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•“FOR” the approval of the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan.
How many votes are needed for approval of each proposal?
•Proposal No. 1:  The election of directors requires a plurality of the votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a nominee (including “Withhold” votes or broker non-votes) will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.
•Proposal No. 2:  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes). Abstentions will not be considered votes cast for this proposal and will have no effect on the vote for this proposal. This proposal is a “routine” matter for which we do not expect any broker non-votes. Any broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.
•Proposal No. 3:  The approval of the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast. Abstention and broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by remote communication, or represented by proxy, of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?
•by completing and mailing your proxy card (if you received printed proxy materials);
•by telephone: 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 13, 2022 (use any touch-tone telephone to transmit your voting instructions and have your proxy card with you when you call and follow the instructions);

•by Internet prior to the meeting, at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 13, 2022 (have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form); or
•by Internet during the meeting, at www.virtualshareholdermeeting.com/CTOS2022.
Even if you plan to join the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
As discussed above, if you are a street name stockholder and do not have a 16-digit control number on the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 28, 2022.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online, by telephone, by completing and mailing a proxy card or in person at the Annual Meeting, your shares will not be voted.

Street Name Stockholder: Shares Registered in the Name of Broker, Bank or Other Nominee

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and “For” the approval of the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using the individual’s best judgment. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet until 11:59 p.m. Eastern Time on June 13, 2022;
•entering a new vote by telephone;
•completing and returning a later-dated proxy card;
•notifying Adam Haubenreich, Executive Vice President — General Counsel, Secretary of Custom Truck One Source, Inc., in writing, at Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, you may change your vote or revoke your proxy any time before the Annual Meeting by following the same procedure above. However, if you do not have a 16-digit control number on the Notice of

Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee to obtain the 16-digit control number.
What do I need to do to attend the Annual Meeting?
If you plan to participate the meeting, you must be a holder of Company shares as of the record date of April 28, 2022.
On the day of the meeting, online check-in will begin at 8:45 a.m., Eastern Time. To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/CTOS2022 and log in as a “stockholder” with your 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join as a “guest,” but you will not be able to vote or ask questions.
Please allow ample time for online check-in. The online check-in procedures may be delayed.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Our Board has designated Ryan McMonagle and Adam Haubenreich as proxy holders. The shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder when properly dated, executed and returned. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:
Custom Truck One Source, Inc.
Attention: Investor Relations
7701 Independence Avenue
Kansas City, MO 64125
(844) 403-6138
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 2, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Custom Truck One Source, Inc.
Attention: Executive Vice President — General Counsel, Secretary
7701 Independence Avenue
Kansas City, Missouri 64125
Our bylaws also establish a notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in a notice of meeting given by or at the direction of our Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 24, 2023; and
•not later than March 16, 2023.
If we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.
Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed by and under the direction of our Board. Our bylaws provide that, subject to the Amended and Restated Stockholders’ Agreement (as defined below) and our Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

On April 1, 2021, a subsidiary of Nesco Holdings, Inc. ("Nesco") acquired Custom Truck One Source ("Custom Truck LP") (the "Acquisition"), and Nesco changed its name to Custom Truck One Source, Inc. In connection with the Acquisition, an affiliate of Platinum Equity, LLC (“Platinum”) made an investment and became the majority stockholder of the Company, while existing Custom Truck LP equity holders, including funds managed by the Blackstone Group ("Blackstone") and certain members of the Custom Truck LP management team, became minority stockholders of the Company. Affiliates of Capitol Acquisition Management IV, LLC and Capitol Acquisition Founder IV, LLC (together, “Capitol”) retained their ownership positions in the Company.

In connection with the Acquisition, the Company, Platinum, Blackstone, certain affiliates of Energy Capital Partners (“ECP”), Capitol and certain members of the Company’s management entered into an Amended and Restated Stockholders’ Agreement, effective upon consummation of the Acquisition (the “Amended and Restated Stockholders’ Agreement”). The Amended and Restated Stockholders’ Agreement provides that so long as Platinum beneficially owns more than 50% of our Common Stock, Platinum has the right to designate up to seven nominees for the election to the Board, three of which are required to be independent directors. Each Platinum designee director who is not an independent director will have two votes on the Board.

The Amended and Restated Stockholders’ Agreement further provides that (i) each of Blackstone and ECP will have the right to designate one nominee for the election to the Board so long as each beneficially owns at least 4.5% of our Common Stock, (ii) Capitol will have the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the Common Stock it held as of the closing of the Acquisition and (iii) the chief executive officer of the Company shall hold a seat on the Board.

Our Board currently consists of 11 directors. Messrs. Bader, Samson, Heinberg, Kelln, Glatt, Wolf and Ms. Nelson are Platinum nominees, Mr. D’Argenio is an ECP nominee, and Mr. Ein is a Capitol nominee.

Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Messrs. Bader, D’Argenio, Ein, and Heinberg, Vice Admiral Jackson, and Ms. Nelson, representing six of our 11 directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Pursuant to the Amended and Restated Stockholders’ Agreement, each of Messrs. Samson, Kelln, Glatt and Wolf has two votes on the Board.

The following table sets forth the names, ages as of April 28, 2022, and certain other information for each of the members of our Board with terms expiring at the Annual Meeting and for each of the continuing members of our Board:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Fred Ross	C	64	Chief Executive Officer and Director	2021	2022	2025
Bryan Kelln	C	56	Director	2021	2022	2025
Georgia Nelson(1)(2)	C	72	Director	2021	2022	2025
Mary Jackson(1)(2)	C	55	Director	2022	2022	2025
Continuing Directors
Marshall Heinberg(1)	B	65	Director and Chairperson	2021	2024	—
Louis Samson	B	49	Director	2021	2024	—
David Wolf(2)	B	46	Director	2021	2024	—
Paul Bader(1)	A	63	Director	2021	2023	—
Rahman D’Argenio(2)	A	43	Director	2019	2023	—
Mark Ein	A	57	Director	2019	2023	—
David Glatt	A	45	Director	2021	2023	—
(1)    Member of the Audit Committee
(2)    Member of the Compensation Committee
Nominees for Class C Director
Fred Ross.        Mr. Ross founded Custom Truck & Equipment, LLC (“CTE”), the predecessor to Custom Truck, in 1996 and was actively involved in all aspects of the specialty equipment business, including the entry into new markets and product categories, growing CTE to become one of the leading specialty equipment sales and rental companies. Mr. Ross was the Chief Executive Officer of CTE until affiliates of Blackstone purchased a majority interest in CTE in February 2015, along with several other entities, forming Custom Truck LP. Mr. Ross has served as the Chief Executive Officer of Custom Truck LP and a member of its board of directors since its acquisition by Blackstone.
Mr. Ross was selected to serve on our Board due to his knowledge of the Company and our business.
Bryan Kelln.        Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity’s portfolio companies. Mr. Kelln joined Platinum Equity in 2008. He works closely with the firm’s Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portfolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his bachelor’s degree, summa cum laude, from Washington State University and a Masters of Business Administration from the Ohio State University, Fisher College of Business. Mr. Kelln served as a director of Verra Mobility Corporation from 2018 to 2021.
Mr. Kelln was selected to serve on our Board due to his experience in finance and management.
Georgia Nelson.        Prior to her retirement in June 2019, Ms. Nelson was President and CEO of PTI Resources, LLC, an independent consulting firm, since 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Cummins Inc since 2004, Ball Corporation since 2006, and Sims Metal Management Limited since 2014. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately-held company, where she had served as a director since 2010. In May 2021, she retired as director of TransAlta Corporation, where she had served as a director since 2014. She serves on the advisory committee of the Center for Executive Women at Northwestern University. In November

2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow. Ms. Nelson received a Bachelor’s degree from Pepperdine University and a MBA from the University of Southern California.
Ms. Nelson was selected to serve on our Board due to her knowledge of the Company and our business.
Mary Jackson.        Vice Admiral Jackson retired in July 2020 after over three decades of service in the United States Navy. She began her career as a Surface Warfare Officer serving on and off Navy warships achieving command of USS McFAUL (DDG 74), an Arleigh Burke class destroyer. She subsequently went on to command the Navy’s largest Navy base, Naval Station Norfolk where she was the equivalent of a city manager or Mayor for a city with a population of 64,000 people, managing operational and service industries while managing the Navy’s relationship with local agencies, surrounding communities, regulators, and national media. Upon selection as a Flag Officer, she served in Shore installation Regional and Enterprise level (Navy Installations Command) assignments ultimately accountable for $7.5B and 53,000 personnel executing efficient and effective operational, material and personnel programs from facility management, utilities, port and air operations, security, crisis response, and Sailor/family support services (lodging, food services, childcare, fitness) for 71 Navy installations across 10 Regions providing global support to the Navy and Joint forces.
Currently, Vice Admiral Jackson remains engaged through a portfolio of activities, including service as an Independent Director, consulting as an advisor to clients, and serving as a board member for the Greater Jacksonville Area USO and the Surface Navy Association. Additionally, she is the Chair of the Steven A. Cohen Military Family Clinic at Centerstone Jacksonville Advisory Council and serves on the Blue Star Families Racial Equity Committee. She served as a director of PAE Incorporated from April 2021 until its acquisition by Amentum Government Services Holdings LLC in February 2022.
Vice Admiral Jackson holds a Bachelor's Degree in Physics (Oceanography emphasis) from the United States Naval Academy and a Master's degree in Engineering Management from George Washington University.
Vice Admiral Jackson was selected to serve on our Board due to her experience in management and knowledge of our business.
Class A Directors, Continuing in Office Until the 2023 Annual Meeting
Paul Bader.        Mr. Bader has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP until his retirement in 2016. Mr. Bader held several roles at Ernst & Young over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at Ernst & Young consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors and as a member of the nominating and governance committee, the compensation committee and the audit committee chair of both PAE Inc. and Interior Logic Group. He has also served on the boards of Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his BS in accounting and his MA in taxation from the University of Southern California. Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.
Rahman D’Argenio.    Mr. D’Argenio joined Energy Capital Partners in 2010 and is currently a partner and a member of ECP’s Investment Committee where he is involved in all areas of the firm’s investment activities, with particular emphasis on fossil and renewable power generation and energy related services. Prior to joining ECP, Mr. D’Argenio spent seven years at First Reserve Corporation, an international energy-focused private equity firm based in Greenwich, Connecticut where his responsibilities included a leadership role in power, financial services and coal-related investments. Prior to that, Mr. D’Argenio worked in the Energy & Utilities Investment Banking Group at Deutsche Bank Securities for approximately three years. Prior to that, Mr. D’Argenio began his career in the structured finance group at Sempra Energy Trading. Mr. D’Argenio currently serves on the boards of Sunnova Energy International Inc., Reflectance Energy, and Triton Power Partners LP. Previously, Mr. D’Argenio served on the boards of Brayton Point Power, LLC, EquiPower Resources Corp., Odessa Power Holdings, LLC, PLH Group, Inc., and Red Oak Power Holdings, LLC. Mr. D’Argenio received a BA in Mathematics and Economics from the University of Pennsylvania.
Mark D. Ein.        Mark Ein served as Chairman, Chief Executive Officer and a member of the board of directors of Capitol Investment Corp. IV (“Capitol IV”) from inception until the completion of its business combination with Nesco and since such time served as Nesco’s Vice Chairman until the Acquisition. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 25-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over $1.0 billion and has led over $3.0 billion of private equity, venture capital and public company investments. From July 2015 until June 2017, Mr. Ein was the Chairman of the Board and Chief Executive Officer of Capitol Acquisition Corp. III (“Capitol III”), a blank check company formed for substantially similar purposes as Capitol IV. In

June 2017, Capitol III completed its business combination with Cision (NYSE:CISN), a leading media communication technology and analytics company. Mr. Ein has served as Vice-Chairman of the Board of Cision Ltd. since the closing of its business combination until 2020 when it was sold to Platinum Equity and taken private. From August 2010 to July 2015, Mr. Ein was the Chairman of the Board, Chief Executive Officer, Treasurer and Secretary of Capitol Acquisition Corp. II (“Capitol II”), a blank check company formed for substantially similar purposes as Capitol IV. In July 2015, Capitol II completed its business combination with Lindblad Expeditions, Inc. (NASDAQ:LIND), a global leader in expedition cruising and extraordinary travel experiences. Mr. Ein has served as Chairman of the Board of Capitol II (and now post-merger Lindblad Expeditions Holdings, Inc.) since the closing of the business combination. From June 2007 to October 2009, Mr. Ein was the Chief Executive Officer and Director of Capitol Acquisition Corp. (“Capitol I”), a blank check company formed for substantially similar purposes as Capitol IV. Capitol I completed its business combination with Two Harbors Investment Corp. (NYSE: TWO), a Maryland real estate investment trust, in October 2009. From October 2009 to May 2015, Mr. Ein served as the Non-Executive Vice Chairman of Two Harbors’ board of directors. He also currently serves as a director of Membership Collective Group, Inc., of Doma Holdings, Inc., since the closing of its business combination with Capitol Investment Corp. V., and of Capitol Investment Corp. VI. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chairman and Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.à.r.l. in April 2007), the acquisition of Visual Systems Group, Inc. from Net 2000 Communications, and an early investment in XM Satellite Radio. He has also been the President of Leland Investments Inc., a private investment firm, since 2005. Mr. Ein is Co-Chairman of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. In 2008, Mr. Ein founded and is the owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C., that has won the league championship six times in its 11 years in the league. In September 2018, Mr. Ein founded Washington E-Sports Ventures, LLC and purchased an Overwatch League team, bringing the premier global esports league to Washington, D.C. Also in 2018, Mr. Ein formed MDE City Paper Holdings, LLC to acquire the Washington City Paper, the renowned weekly paper serving the Washington, D.C. metropolitan area since 1981. Mr. Ein has been a member of the World Economic Forum since 2016 and has served on the board of directors of Soho House Holdings Limited since September 2018. Mr. Ein is also the Chairman of the Board of the District of Columbia Public Education Fund and a Presidential Appointee to the board of the United States Tennis Association where he previously served for two terms as a member at large and then a term as Vice President of the Board and a member of the boards of The District of Columbia College Access Program (DC-CAP) and the Smithsonian National Museum of Natural History. He was appointed by Mayor Vincent Gray to be a member of the D.C. Tax Revision Commission and also serves on the Executive Committee of the Federal City Council. In November 2018, Mr. Ein was inducted into the Washington Business Hall of Fame. In September 2009, Washington D.C. Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting not only his Washington Kastles success on the court, “but also his commitment to the District’s communities and our youth.” Previously in his career, Mr. Ein worked for The Carlyle Group, Brentwood Associates and Goldman, Sachs & Co. Mr. Ein received a BS in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an MBA from the Harvard Business School.
David Glatt.        Mr. Glatt joined Platinum Equity in 2008 and is currently a Managing Director. Mr. Glatt leads a team that is responsible for the structuring and execution of transactions, as well as post-acquisition monitoring and oversight of operational performance at certain portfolio companies. Mr. Glatt currently oversees Platinum’s investments in United Site Services, Jostens, Hunterstown Power Generation and Electro Rent and previously had responsibility for overseeing Maxim Crane, The San Diego Union-Tribune, American Commercial Lines, PBH Marine Group, Nesco and BlueLine Rental. Prior to joining Platinum in 2008, Mr. Glatt worked in the M&A Group at CIBC World Markets in New York. Mr. Glatt received a bachelor’s degree from the University of Pennsylvania and an MBA from Columbia University.
Class B Directors, Continuing in Office Until the 2024 Annual Meeting
Marshall Heinberg.    Mr. Heinberg is the founder of, and since 2012 has served as managing director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies. Mr. Heinberg served as chairman of the board of directors of the publicly held company PAE Incorporated from February 2020 until its acquisition by Amentum Government Services Holdings LLC in February 2022. From 2015 to July 2020 he served as a senior advisor to Burford Capital, a litigation finance company. He served as executive chairman of the board of directors of Ecology and Environment Inc., a publicly traded environmental consulting firm, from September 2018 until its acquisition by WSP Global Inc. in December 2019, and on its board of directors and compensation committee from April 2017 until the acquisition. Mr. Heinberg began his investment banking career in 1987 in the corporate finance division of Oppenheimer & Co. Inc., which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as head of the investment banking department and as a senior managing director of Oppenheimer from 2008 until 2012, and as the head of U.S. investment banking at CIBC World Markets from 2001 until 2008. Mr. Heinberg serves on the board of directors of the publicly traded company ChannelAdvisor Corporation, Galmed Pharmaceuticals Limited and Union Carbide Corporation, a subsidiary of The

Dow Chemical Company. He was also previously a director of Universal Biosensors, Inc. until March 2021. Mr. Heinberg received a B.S. in economics from the University of Pennsylvania Wharton School of Business and a J.D. from Fordham Law School. The Board believes that Mr. Heinberg’s extensive financial and business knowledge and experience allow him to make valuable contributions to the Board.
Mr. Heinberg was selected to serve on our Board due to his experience in finance and management.
Louis Samson.        Mr. Samson is a Partner at Platinum Equity, where he leads its New York, Greenwich and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliot LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson is currently a director of PAE Inc.
Mr. Samson was selected to serve on our Board due to his experience in finance and management.
David Wolf.        Mr. Wolf joined Platinum Equity in 2009 and is a Managing Director and the M&A Finance Lead of the firm’s East Coast deal team. Mr. Wolf is responsible for due diligence, underwriting and execution of acquisition and divestiture transactions out of Platinum Equity’s flagship buyout funds in collaboration with other East Coast deal team leadership. Upon acquisition, Mr. Wolf works closely with acquired companies’ management teams to optimize financial operations. Mr. Wolf held past and holds current roles on the Operating Committees of all investments made out of Platinum Equity’s East Coast deal team since its inception. Prior to joining Platinum Equity, Mr. Wolf held senior roles at Ernst & Young for approximately 10 years in their Transaction Advisory Services practice in Chicago, Miami and New York. At Ernst & Young, Mr. Wolf worked with various leading private equity and corporate clients, advising them on buy and sell side transactions and strategic projects. He is a Certified Public Accountant in the state of Illinois (license currently inactive) and received his bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign.
Mr. Wolf was selected to serve on our Board due to his experience in finance and management.
Controlled Company Status and Director Independence
Our Common Stock is listed on the NYSE. The New York Stock Exchange Listed Company Manual (“NYSE Rules”) generally requires a majority of independent directors to serve on the Board. In addition, the NYSE Rules generally require all of the members of a company’s audit committee, compensation committee, and nominating and governance committee to be independent directors. We qualify as a “controlled company” as defined by Section 303A.00 of the NYSE Rules, because Platinum owns approximately 60% of shares of our Common Stock. Section 303A.00 provides that a controlled company does not need to comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Rules.
Section 303A.01 of the NYSE Rules requires that listed companies have a majority of independent directors. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While we are exempt from Section 303A.01 requirement, our Board consists of a majority of independent directors, including Messrs. Bader, D’Argenio, Ein, and Heinberg, Vice Admiral Jackson, and Ms. Nelson.
Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. As a controlled company, we are not required to follow the requirements. Three out of four of our Compensation Committee members, Mr. D’Argenio, Vice Admiral Jackson, and Ms. Nelson, are independent. We do not have a nominating and corporate governance committee.
Board Leadership Structure and Role in Risk Oversight
According to our bylaws, subject to the Amended and Restated Stockholders’ Agreement, the Board may elect a chairperson of the Board, who shall have the powers and perform such duties as provided in the bylaws and as the Board may from time to time prescribe. Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairperson roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. Our Board has the flexibility to establish the most appropriate structure for the Company at any given time and currently separates the Chief Executive Officer and Chairperson roles.
Currently, the roles of Chairperson and Chief Executive Officer are separate. The Board has appointed Mr. Heinberg as the Chairperson of the Board, to coordinate the activities of the Company’s independent directors, and to perform such other duties as the Board may determine, including (i) presiding at executive sessions of the Board’s non-management directors or independent directors, (ii) calling such meetings of non-management directors or independent directors, (iii) functioning as a liaison between the non-management directors, the Operating Council (as defined below) and the Chief Executive Officer of the Company, and (iv) providing input on the flow of information to the Board, including working with management and the Operating Council to set Board meeting agendas and schedules.
Our Board oversees the risk management activities designed and implemented by management of the Company. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing these risks and provides appropriate updates to the Board. Our Board has delegated to its Audit Committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.
Upon consummation of the Acquisition, the Board established an operating council (the “Operating Council”). The Operating Council is responsible for (i) the day-to-day oversight of our business (but cannot make decisions that would require Board approval), (ii) making recommendations to the Board for Board action and (iii) recommending the agenda for every meeting of the Board. Neither the Company nor the Board may dissolve the Operating Council without Platinum’s prior written consent while Platinum, together with its affiliates, beneficially owns a number of shares of our Common Stock that is (a) equal to or greater than 30% of the total number of shares of Common Stock issued and outstanding and (b) greater than the number of shares of Common Stock owned by any other person or group of affiliated persons (“Platinum Ownership Threshold”).
While Platinum meets the Platinum Ownership Threshold, it shall have the right to nominate all of the members of the Operating Council, which members may be directors, officers or employees of the Company or any other Persons selected by Platinum; provided, however, that such members shall include the Chairperson of the Board and the Company’s Chief Executive Officer and the Chief Financial Officer. While any of Blackstone, Capitol and ECP has the right to designate one director to the Board pursuant to the Amended and Restated Stockholders’ Agreement and has so designated a director, it may designate an observer to the Operating Council, and the Operating Council shall furnish to such observer at the same time provided to the Operating Council (i) notices of all meetings of the Operating Council and (ii) copies of the materials with respect to all meetings of the Operating Council.
Meetings and Committees of the Board of Directors
During the fiscal year ended December 31, 2021, our Board held four meetings. We expect our directors to attend all Board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. One of our current directors, Vice Admiral Jackson, was appointed in 2022 and did not attend any of our Board and committee meetings in 2021. The other ten directors, Messrs. Ross, Kelln, Heinberg, Samson, Wolf, Bader, Glatt, D’Argenio and Ein, and Ms. Nelson each attended at least 75% of the meetings of the Board and meetings of committees of which he or she was a member in fiscal year 2021. Although we do not have any formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend. All directors who then served on the Board attended our 2021 Annual Meeting of Stockholders.
We have a separately standing Audit Committee of the Board (the “Audit Committee”) and Compensation Committee of the Board (the “Compensation Committee”). The Audit Committee is composed of four independent directors, and our Compensation Committee is composed of four directors, three of whom are independent.
Audit Committee
Messrs. Bader and Heinberg, Vice Admiral Jackson, and Ms. Nelson currently serve as members of our Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that each of Messrs. Bader and Heinberg qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Bader is the chair of the Audit Committee.
The Audit Committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
The Audit Committee’s duties include, but are not limited to:
•the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, including resolving disagreements between Company management and the independent registered public accounting firm regarding financial reporting;
•pre-approving any audit and non-audit service provided to the Company by the independent registered public accounting firm;

•monitoring the independence of the independent registered public accounting firm, and reviewing the report from the independent registered public accounting firm on the auditor’s internal quality-control procedures and all relationships and services between the independent registered public accounting firm and the Company in order to assess the independent registered public accounting firm's independence;
•discussing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
•reviewing and discussing the annual audited and quarterly financial statements with management and the independent registered public accounting firm;
•preparing the Audit Committee Report with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements;
•reviewing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•monitoring the Company’s policies with respect to risk assessment and risk management;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and
•reviewing and approving or ratifying Related Person Transactions.
During the fiscal year ended December 31, 2021, our Audit Committee held six meetings. Our Audit Committee Charter is available on our website at https://investors.customtruck.com/governance.
Compensation Committee
Our Compensation Committee currently consists of Messrs. D’Argenio, and Wolf, Vice Admiral Jackson, and Ms. Nelson. Each of Mr. D’Argenio, Vice Admiral Jackson, and Ms. Nelson is an independent director under the NYSE’s listing standards, and Ms. Nelson is the chair of the Compensation Committee.
The Compensation Committee’s duties include, but are not limited to:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•reviewing and setting or making recommendations to the Board regarding the compensation of our other Section 16 executive officers;
•reviewing and making recommendations to the Board regarding director compensation;
•reviewing our incentive- and equity-based compensation plans and arrangements;
•implementing and administering our incentive- and equity-based remuneration plans;
•reviewing and approving for the Chief Executive Officer and other executive officers of the Company any employment agreements, severance agreements and change in control agreements or provisions; and
•assisting management in complying with our proxy statement and Annual Report on Form 10-K disclosure requirements, including preparing a Compensation Committee Report as needed.
The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. Our Compensation Committee Charter is available on our website at https://investors.customtruck.com/governance.
During the fiscal year ended December 31, 2021, our Compensation Committee held two meetings. Our Compensation Committee Charter is available on our website at https://investors.customtruck.com/governance.
Director Nomination
As discussed above, we are a controlled company and we do not have a nominating committee, as our Board is of the view that the full Board can oversee our director nomination process. Subject to the terms of the Amended and Restated Stockholders’ Agreement and the nomination rights of certain of our shareholders provided therein, the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Amended and Restated Stockholders’ Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the nomination rights provided to Platinum, Blackstone, ECP and Capitol in the Amended and Restated Stockholders’ Agreement.

The Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make sound and objective business judgments. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board may also consider the following criteria as well as any other factor that they deem to be relevant, including (a) whether the candidate is independent under NYSE Rules; (b) potential conflicts of interest with the candidate’s other personal and professional pursuits; (c) the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; (d) the candidate’s experience as a member of the board of directors of another publicly held company; (e) the candidate’s professional and academic experience relevant to the Company’s industry and knowledge of issues impacting the Company; (f) the strength of the candidate’s leadership skills; (g) the candidate’s experience in finance and accounting and/or executive compensation practices; (h) whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and (i) diversity criteria such as race, ethnicity, gender, cultural background, or national origin.
Stockholder Nominations to the Board of Directors
Stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the independent members of our Board) must comply with the requirements described in this proxy statement and our bylaws.
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 24, 2023; and
•not later than March 16, 2023.
If we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the tenth day following the day on which public announcement of the date of such annual meeting is first made.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.
Stockholder and Other Interested Party Communications
Our Board provides to every stockholder and any other interested parties the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders and other interested parties may send such communication to our Secretary via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: Board of Directors c/o Vice President — General Counsel, Secretary.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the Board, stockholders and other interested parties may send such communication to the attention of the individual director via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: [Name of Individual Director].
Our Secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.
Code of Ethics and Conduct
We have a Code of Ethics and Conduct that applies to all executive officers, directors and employees. The Code of Ethics and Conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our Code of Ethics and Conduct. Requests for copies of our Code of Ethics and Conduct should be sent in writing to Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125.
Insider Trading Policy

Our Insider Trading Policy prohibits our directors, officers and employees from trading in our securities during certain quarterly and event-specific blackout periods. The policy prohibits our directors, officers and employees from trading in publicly traded options or warrants with respect to our securities or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The policy also prohibits short sales of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.
Non-Employee Director Compensation
Pre-Acquisition Director Compensation
Prior to the Acquisition, our Board approved director compensation terms, or the Director Program, effective July 1, 2019, which was subsequently replaced by the New Director Program (as defined below). Under the Director Program, our non-employee directors received the following cash compensation, payable quarterly in arrears, during the year ended December 31, 2020 and until the Acquisition on April 1, 2021:

Annual Retainer for Board Membership
Annual service on the board of directors	$50,000
Additional Annual Retainer for Committee Membership
Annual service as member of the Audit Committee	$10,000
Annual service as member of the Compensation Committee	$10,000
Annual service as member of the Nominating Committee(1)	$10,000
____________

(1) Nominating Committee was disbanded by the Board on April 1, 2021, upon consummation of the Acquisition.

Post-Acquisition Director Compensation
Following the Acquisition, our Board approved a non-employee director cash compensation terms, or the New Director Cash Program, effective April 1, 2021, that were designed to enable us to attract and retain highly qualified non-employee directors. Certain of our directors affiliated with Platinum Equity, which includes Messrs. Glatt, Kelln, Samson and Wolf, do not receive any compensation for their service as directors. Under the New Director Cash Program, each other non-employee director receives an annual cash fee of $100,000 (or $200,000 for the Chair of our Board), payable quarterly in arrears. In April 2021, we also granted to our non-employee directors a number of restricted stock units determined by dividing $125,000 (or $225,000 for the Chair of our Board) by the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31, 2021 (rounded to the nearest whole share). These restricted stock unit awards vest in one installment on March 31, 2022, subject to continued service through the applicable vesting date and accelerated vesting in the event of a change in control.

In April 2022, our Board also approved a non-employee director equity compensation program, or the New Director Equity Program (together with the New Director Cash Program, the “New Director Program”), effective April 1, 2023. Under the New Director Equity Program, each non-employee director other than Platinum Equity affiliates will receive an annual grant on April 1 of each year of a number of restricted stock units determined by dividing $125,000 (or $225,000 for the Chair of our Board) by the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31 of the applicable year (rounded to the nearest whole share). These annual restricted stock unit awards under the New Director Equity Program vest in one installment on the date immediately preceding the first anniversary of the date of grant, subject to continued service through the applicable vesting date and accelerated vesting in the event of a change in control.

We also reimburse all reasonable out-of-pocket expenses (including air travel and accommodations) incurred by directors for their attendance at meetings of our Board or any committee thereof.

2021 Director Compensation Table

The table below details cash and incentive equity compensation paid to our directors during the year ended December 31, 2021. Mr. F. Ross also serves on our Board but does not receive compensation for his service as a director. His compensation for 2021 is included in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Marshall Heinberg	$150,000	$229,421	$379,421
Louis Samson	—	—	—
David Wolf	—	—	—
Bryan Kelln	—	—	—
Georgia Nelson	75,000	127,450	202,450
John-Paul (JP) Munfa(2)	66,667	127,450	194,117
David Glatt	—	—	—
Paul Bader	75,000	127,450	202,450
Rahman D'Argenio(3)	75,000	127,450	202,450
Mark D. Ein	90,000	127,450	217,450
(1)    Amounts reflect the grant date fair value of restricted stock units granted computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock awards is provided in Note 14 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The restricted stock unit awards vest in one installment on March 31, 2022, subject to continued service through the applicable vesting date and accelerated vesting in the event of a change in control.
(2)    Mr. Munfa resigned from Board effective December 6, 2021.
(3)    Directors affiliated with ECP have assigned their compensation for their service on the Board to be paid to an affiliate of ECP.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and restricted stock unit awards held as of December 31, 2021 by each non-employee director who served on our Board in 2021.

Name	Options Outstanding at Fiscal Year End	Restricted Stock Units Outstanding at Fiscal Year End
Marshall Heinberg	—	24,537
Louis Samson	—	—
David Wolf	—	—
Bryan Kelln	—	—
Georgia Nelson	—	13,631
John-Paul (JP) Munfa	—	—
David Glatt	—	—
Paul Bader	—	13,631
Rahman D'Argenio	—	13,631
Mark D. Ein	20,000	13,631

PROPOSAL NO. 1
ELECTION OF CLASS C DIRECTORS

    Our Board is currently composed of 11 members. In accordance with our certificate of incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, four Class C directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of the Company.
Nominees
Our Board has approved Bryan Kelln, Georgia Nelson, Fred Ross, and Mary Jackson as nominees for election as Class C directors at the Annual Meeting. If elected, each of Messrs. Kelln and Ross, Ms. Nelson, and Vice Admiral Jackson will serve as Class C directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or, if sooner, until each such director's earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Kelln and Ross, Ms. Nelson, and Vice Admiral Jackson. We expect that Messrs. Kelln and Ross, Ms. Nelson, and Vice Admiral Jackson will each accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the votes cast. Votes withheld or broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Audit Committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to the Company by EY for our fiscal year ended December 31, 2021 and by Deloitte & Touche, LLP ("Deloitte"), who served as our independent registered public accounting firm for our fiscal year ended December 31, 2020.

	2021	2020
Audit Fees(1)	$2,625,000	$672,000
Audit-Related Fees(2)	257,000	309,000
Tax Fees(3)	192,000	—
Total Fees	$3,074,000	$981,000

(1)    Audit Fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings, including audited financial statements presented in our Annual Report on Form 10-K and financial information included in our Form 10-Q for the respective period.
(2)    Audit-Related Fees consist of fees related to registration statements and procedures performed in connection with merger and acquisition activities.
(3)    Tax Fees consist of fees for professional services for tax compliance and tax advice. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by EY, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY. In our fiscal years ended December 31, 2020 there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Pre-Approval Policies and Procedures
Based on the Audit Committee Charter, the Audit Committee or the chair of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. Our Audit Committee has pre-approved all services performed and to be performed by the Company’s independent registered accounting firms.

Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL NO. 3
APPROVAL OF THE CUSTOM TRUCK ONE SOURCE, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. Our Board approved the ESPP, prior to the Annual Meeting, subject to stockholder approval at the Annual Meeting.
The ESPP, if approved, will provide employees of CTOS and its participating subsidiaries with the opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions during successive offering periods. We believe that the ESPP enhances such employees’ sense of participation in performance, aligns their interests with those of stockholders and is a powerful incentive and retention tool that benefits stockholders. Accordingly, our Board believes that approval of the ESPP is in the best interests of CTOS and recommends that stockholders vote for approval of the ESPP.
You are urged to read this entire proposal and the ESPP, which is attached to this proxy statement as Annex A.
Summary of the Material Terms of the ESPP
Summary of the ESPP
This section summarizes certain principal features of the ESPP, which authorizes the grant of options to employees of CTOS that are intended to qualify for favorable United States federal tax treatment under Section 423 of the Code. The summary is qualified in its entirety by reference to the complete text of the ESPP, which is attached to this proxy statement as Annex A.
Purpose of the ESPP
The purpose of the ESPP is to assist eligible employees of CTOS and its participating subsidiaries in acquiring a stock ownership interest in CTOS pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
Eligibility and Administration
Unless otherwise determined by our Board, the Compensation Committee will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. The plan administrator may designate certain of CTOS’s subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of CTOS and its participating designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the plan administrator. However, an employee may not be granted rights to purchase shares under the ESPP if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of shares of our common stock and other stock of CTOS.
If the grant of a purchase right under the ESPP to any eligible employee who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the plan administrator in its sole discretion, such employee will not be permitted to participate in the ESPP.
Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the plan administrator prior to the first day of the applicable offering period. Non-employee directors, as well as consultants, are not eligible to participate in the ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
CTOS is expected to have approximately 1,850 employees who would be eligible to participate in the ESPP.
Shares Available for Awards
The aggregate number of shares of our common stock that may be issued under the ESPP will be 4,940,000 shares.
We cannot precisely predict the share usage under the ESPP as it will depend on a range of factors including the level of CTOS employee participation, the contribution rates of participants, the trading price of our common stock and our future hiring activity. Any shares distributed pursuant to the ESPP may consist, in whole or in part, of authorized and unissued common stock, treasury stock or common stock purchased on the open market.
Participating in an Offering
•Offering Periods and Purchase Periods. We intend for the ESPP to qualify under Section 423 of the Code and stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the plan administrator. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.
•Enrollment and Contributions. The ESPP permits participants to purchase shares through payroll deductions of up to a specified percentage of their eligible compensation (which, in the absence of a contrary designation, shall be 15% of eligible compensation), which will include a participant’s gross base compensation for services to us, including overtime payments, and excluding commissions, periodic bonuses, one-time bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 25,000 shares for an offering period and/or a purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).
•Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. Any remaining balance shall be carried forward to the next offering period unless the participant has elected to withdraw from the plan, as described below, or has ceased to be an eligible employee.
•Purchase Price. The purchase price of the shares, in the absence of a contrary designation by the plan administrator, will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or the applicable purchase date, which will be the final trading day of the applicable purchase period.
•Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the ESPP at any time during an offering period prior to the end of the offering period (or such longer or shorter period specified by the plan administrator), and will be paid their accrued payroll deductions that have not yet been used to purchase shares of our common stock. Participation in the ESPP ends automatically upon a participant’s termination of employment.
Adjustments
In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the plan administrator may provide for: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash; (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof; (iii) the adjustment in the number and type of shares of stock subject to outstanding rights; (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods; or (v) the termination of all outstanding rights.
Foreign Participants
The plan administrator may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the ESPP, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.
Transferability
A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.
Plan Amendment and Termination
The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP or changes the ESPP in any way that would be considered to be the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4) or cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below, depending on the participants’ particular circumstances.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them.
If the shares are sold or disposed of more than two years from the corresponding option’s date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) an amount equal to the discount (generally, 15%) from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above, but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and CTOS will generally be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and CTOS will generally be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
New Plan Benefits
Benefits under the ESPP will depend on the employees’ enrollment and contribution elections and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.
Full Text of the Resolution to be Voted Upon
The language of the resolution required in order to give effect to the ESPP proposal is as follows:
RESOLVED, that the Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan be adopted and approved in all respects, in the form annexed to the proxy statement as Annex A.
Vote Required
The approval of the ESPP proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ESPP PROPOSAL.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The Audit Committee oversees these activities. The Audit Committee does not prepare our financial statements, which is the responsibility of management.
Consistent with the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management. The Audit Committee discussed with the independent registered public accounting firm, EY, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee, as well as by Securities and Exchange Commission (“SEC”) regulations. The Audit Committee has received the written disclosures and the letter from EY as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with EY the independent registered public accounting firm’s independence.
Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board:

Paul Bader (Chairperson)
Marshall Heinberg
Georgia Nelson

This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 28, 2022. Our executive officers are appointed by, and serve at the discretion of, our Board and each holds office until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Fred Ross, our Chief Executive Officer and a director, has siblings who work for the Company, including Joseph Ross, his brother, who is also an executive officer. Otherwise, there are no family relationships among any of our directors or executive officers.

Name	Age	Position
Fred Ross(1)	64	Chief Executive Officer and Director
Ryan McMonagle	44	President and Chief Operating Officer
Bradley Meader(2)	40	Chief Financial Officer
R. Todd Barrett(2)	51	Interim Chief Financial Officer
Joseph Ross	50	President - Sales
Thomas Rich	55	Executive Vice President - Rentals
Jim Carlsen	60	Chief Information Officer
Adam Haubenreich	45	Executive Vice President - General Counsel, Secretary
(1)     See the section "Board of Directors and Corporate Governance-Nominees for Directors" for Fred Ross’s biography.
(2)     On April 22, 2022, the Board appointed R. Todd Barrett to serve as Interim Chief Financial Officer of the Company, effective May 13, 2022. Mr. Barrett succeeds Bradley Meader, who is stepping down as Chief Financial Officer, effective May 13, 2022
Executive Officers
Ryan McMonagle.    Mr. McMonagle became our President and Chief Operating Officer in 2021 upon the consummation of the Acquisition. Mr. McMonagle joined Custom Truck LP as Chief Financial Officer in 2015, following Blackstone investment. He became Chief Operating Officer of Custom Truck LP in 2017. Previously, Mr. McMonagle was Chief Financial Officer of Sound United and DEI Holdings, a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses, including Polk Audio, Definitive Technology and Directed Electronics. Mr. McMonagle was previously Chief Financial Officer and Chief Development Officer for Smashburger, a portfolio company of Consumer Capital Partners. Mr. McMonagle started his career at Bain and Company. Mr. McMonagle received his MBA from Harvard Business School and bachelor’s degree in finance from Southern Methodist University.
Bradley Meader.        Mr. Meader became our Chief Financial Officer in 2021 upon the consummation of the Acquisition. Mr. Meader will step down as our Chief Financial Officer, effective May 13, 2022. Previously, he served as the Chief Financial Officer of Custom Truck LP since 2018. He joined Custom Truck LP as Executive Vice President, Finance and Accounting in 2015. Previously, Mr. Meader was a director at PricewaterhouseCoopers.
R. Todd Barrett.        Mr. Barrett has served as the Chief Accounting Officer of the Company since 2019 and will become our Interim Chief Financial Officer effective May 13, 2022. Prior to joining the Company, Mr. Barrett was at Ernst & Young LLP for more than 20 years and served as a Partner from 2008 to 2018. Mr. Barrett received a Bachelors of Business Administration from The Ohio State University, Fisher College of Business.
Joseph Ross.        Mr. Ross became our President — Sales in 2021 upon the consummation of the Acquisition. Mr. Ross began his career in the Heavy Truck Industry in 1991 and became one of the co-founders of Custom Truck & Equipment, LLC, the predecessor to Custom Truck LP, in 1996 and has led the sales organization for 18 years. Mr. Ross became the President of Sales for Custom Truck LP in 2018 and headed all HD Truck OEM relationships.
Thomas Rich.        Mr. Rich became our Executive Vice President — Rentals in 2021 upon the consummation of the Acquisition. Mr. Rich began his rental career with Yancey Bros. Caterpillar as a sales representative and moved up the organization ultimately becoming Vice President of Sales. In 2006, he began working with Custom Truck & Equipment, LLC where he led the rental organization. In 2015, he began working for Custom Truck LP as Executive Vice President — Rentals.
Jim Carlsen.        Mr. Carlsen became our Chief Information Officer following the Acquisition. He had joined Custom Truck LP in 2016 as Chief Information Officer. Previously, Mr. Carlsen spent 20 years at the Hertz Corporation, most recently serving as VP of IT leading the technology team at the HercRentals division. He has led multiple global software implementation projects, as well as business process improvement projects, utilizing lean-six sigma methodologies. In addition, Mr. Carlsen also served in operations and general management positions, and received his bachelor’s degree in business administration from California State University, Chico.
Adam Haubenreich.    Mr. Haubenreich became our Executive Vice President, General Counsel and Secretary following the Acquisition. He previously joined Custom Truck LP in 2017. Previously, Adam was a partner at the international law firm of Baker Botts LLP in the Washington DC office where he was in the Corporate department. His practice focused on mergers and acquisitions, joint ventures, corporate governance and securities offerings, across a number of different industries for both private equity sponsors and multinational corporations. Adam received his JD from Harvard Law School and bachelor’s degree from the University of Notre Dame.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

EXECUTIVE COMPENSATION
Introduction
CTOS is a public company that is the result of the Acquisition and now shares of its common stock are traded on the NYSE under the ticker “CTOS”. As part of the Acquisition, Nesco Holdings, Inc., which was a publicly-traded company on the NYSE under the ticker “NSCO” changed its name to Custom Truck One Source, Inc. The new combined entity, CTOS, operates through 37 locations across the United States and Canada, renting, selling and servicing heavy equipment for customers in the transmission and distribution, rail, infrastructure and telecom end markets, among others. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, contains additional information on our business and the Acquisition that created the Company.
How the Acquisition Affects this Compensation Disclosure
This executive compensation disclosure describes the compensation paid to our Named Executive Officers, or NEOs, for 2021, including certain former executive officers who served in their roles for the first quarter of 2021 until the Acquisition and then subsequent disclosure about the executive officers that served post-Acquisition. Compensation decisions for the pre-Acquisition NEOs were made by Nesco’s Compensation Committee and not by the existing CTOS Compensation Committee. As such, the executive compensation philosophy described below addresses the Company’s go-forward philosophy, after April 1, 2021, rather than the prior Nesco executive compensation practices. The Company’s Compensation Committee reviewed prior Nesco pay practices as well as evaluated the Company’s existing practices and policies to create a compensation philosophy that aligns with the new company’s goals and objectives, described in more detail below.
As the compensation disclosure for our NEOs is essentially comprised of two periods that are less than a full year: January 1, 2021 – March 31, 2021 and April 1, 2021 – December 31, 2021, we have endeavored to present this information in the most user-friendly manner by footnoting full-year disclosures and attempting to normalize for full-year amounts where appropriate.
Performance Highlights
2021 was a transformative year for the Company. The leadership of our senior management team was crucial to the execution of the Acquisition and the subsequent integration of the Company and Nesco as one public company. The management team, while managing the negotiation and execution of the Acquisition and subsequent integration, also continued to focus on the performance of the business and serving customers with as little disruption as possible. Summarized below are a few of our 2021 achievements:
a.Completed Acquisition between Custom Truck L.P. and Nesco. Completion of the Acquisition in 2021 was the primary focus of the senior management teams from both Nesco and Custom Truck L.P. in the first half of 2021. The teams worked in tandem to negotiate, finalize and execute the Acquisition with assistance from corporate sponsors in order to create a true one-stop shop for our customer’s heavy equipment needs and form one of the largest specialty rental fleets in North America.

b.Focused on Integration. Following the completion of the Acquisition, senior management focused on integration activities across all facets of the Company’s business. Primary attention was paid to integrating the rental fleets to avoid any customer disruption, including identifying and capturing synergies from the Acquisition, reorganizing the Company’s reporting structure and combining the two businesses enterprise resource planning, or ERP and other information technology systems, while continuing to push forward a new ERP system for the combined company.

c.Continued improvement in financial performance.

d.New Focus on Environmental, Social and Governance (“ESG”) Initiatives. Neither Nesco nor Custom Truck L.P. had a defined ESG policy or direction, and management was tasked to focus, in 2021, on establishing a framework for ESG initiatives in 2022 and to start providing the Board with an outline of the Company’s ESG journey. Management devoted substantial time and effort to develop an ESG framework to guide 2022 activities and to establish a foundation for an ESG report by the end of 2022.
Named Executive Officers
The following section discusses the material components of the executive compensation program for our executive officers who are named in the Summary Compensation Table below. In 2021, our Named Executive Officers (“NEOs”) and their positions were:
Post-Acquisition Officers
a.Fred Ross, Chief Executive Officer
b.Bradley Meader, Chief Financial Officer (stepping down effective May 13, 2022)

c.Ryan McMonagle, President and Chief Operating Officer
d.Joseph Ross, President, Sales
e.Thomas Rich, Executive Vice President, Rentals

Pre-Acquisition Officers
a.Lee Jacobson, Former Chief Executive Officer
b.Joshua Boone, Former Chief Financial Officer
Messrs. Jacobson and Boone ceased serving in their respective roles on April 1, 2021. In April 2022, Mr. Meader notified CTOS that he would be stepping down as Chief Financial Officer, effective May 13, 2022.
We are voluntarily disclosing the material components of executive compensation for Joseph Ross (President, Sales) and Thomas Rich (Executive Vice President, Sales) who are not 2021 “named executive officers” within the meaning of the applicable SEC rules, but who we refer to as Named Executive Officers in this proxy statement for simplicity. The description of our compensation practices and policies described below are the current practices and policies that were implemented following the Acquisition.
Executive Compensation Philosophy
Our Compensation Committee implements our compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. The Company's success is based on our people and our culture of meeting commitments to our customers. As such, the primary focus of our compensation program is to:
•attract and retain the people possessing the knowledge, experience, and relationships that enable the Company to promise and deliver on its unique capabilities
•provide pay progression for people that enhance our capabilities and effectively drive our corporate strategy
•reward our executives for value creation for our shareholders and other stakeholders in the development and execution of our strategy
To achieve these objectives, we adhere to the following executive compensation principles:
a.on average, our executives’ target total direct compensation opportunity (consisting of salary, target annual bonus, and target long-term incentive value) should be targeted near the median of the market with variation based on individual capabilities, experience in the position, and criticality of their role;
b.fixed and variable compensation and annual and long-term rewards should be appropriately balanced commensurate with the position’s decision-making time horizon and competitive context;
c.variable compensation should be tied to performance, providing a meaningful incentive for achieving strong results for our owners, and accountability for failure to meet our goals;
d.more seniority should result in a higher proportion of compensation tied to the shareholder experience and higher expectations for stock ownership;
e.our compensation program should support retention of our experienced executives and achievement of our leadership succession plans; and
f.our executive compensation program should be reasonably transparent to our investors and easy to understand for our employees.
Executive Compensation Program
For 2021, the compensation of our Named Executive Officers consisted of a base salary, annual cash incentive bonus opportunity, equity compensation in the form of time-based restricted stock units and performance-based restricted stock units, and health and welfare benefits. In 2021, our Board and Compensation Committee believed that it was in the best interests of the Company and our executives to grant both 2021 and 2022 equity incentive grants in 2021 so that our management team could focus on integration and the business with fuller stakes in the results of their efforts. As such, we do not expect to make any equity incentive grants to our executives in 2022. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Mr. Jacobson resigned from the Company effective April, 1, 2021. Mr. Boone ceased serving as an executive officer of the Company on April 1, 2021 and was given new roles and responsibilities, along with a new title, Vice President, Integration. Mr. Boone also entered into a transition employment agreement which provided for certain additional payments as he assisted with the Acquisition, which are described in more detail below.
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2021 for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Nonequity Incentive Plan ($)(4)	All Other ($)		Total ($)
Fred Ross (Chief Executive Officer)	2021	621,154	66,716	5,440,750	—	306,133	12,698	(6)	6,447,451
Ryan McMonagle (President and Chief Operating Officer)	2021	469,231	49,124	5,052,125	—	254,350	21,288	(7)	5,846,118
Bradley Meader (Chief Financial Officer)(5)	2021	313,462	34,182	2,331,750	—	176,354	26,343	(8)	2,882,091
Joseph Ross (President - Sales)	2021	313,462	36,682	3,109,000	—	176,354	22,198	(9)	3,657,696
Thomas Rich (Executive Vice President - Rentals)	2021	321,154	34,182	3,109,000	—	176,354	11,263	(10)	3,651,953
Lee Jacobson	2021	100,000		—	—	—	629,070	(11)	729,070
(Former Chief Executive Officer)	2020	411,318	—	33,608	22,657	100,000	19,038	(11)	586,621
Joshua Boone	2021	100,000			—	—	1,400,000	(12)	1,500,000
(Former Chief Financial Officer)	2020	214,712	388,750	698,000	865,000	—	5,757	(12)	2,172,219

(1)    Annual salaries for Mssrs. F. Ross, McMonagle, Meader, J. Ross and Rich were revised in 2021 to provide for annual salaries of $850,000 (increased from $650,000 effective November 2, 2021), $800,000 (increased from $600,000 effective November 2, 2021), $450,000 (increased from $350,000 effective April 1, 2021), $450,000 (increased from $350,000 effective April 1, 2021) and $450,000 (increased from $400,000 effective April 1, 2021), respectively. Additionally, the amount for Mr. F. Ross includes a discretionary bonus payment of $115,385 to give effect to his salary increase as if it occurred on April 1, 2021.
(2)    Amounts for 2021 reflect discretionary bonuses paid for work anniversaries and customary holiday bonuses that are extended to all employees. In addition, for Mssrs. F. Ross, McMonagle, Meader, J. Ross and Rich, the 2021 amount includes the discretionary increases in their annual bonus amounts in recognition of their contributions to the integration required by the Acquisition. The discretionary increase was 20% of each Named Executive's target annual bonus amount.
(3)    Amounts reflect the grant date fair value of time-based vesting restricted stock units, performance-based vesting restricted stock units and stock options, as applicable, granted during 2020 and 2021 computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock awards and stock option awards made to Named Executive Officers is provided in Note 14 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The fair values of the performance-based vesting restricted stock units are reported based on the probable outcome, which is also the maximum grant date fair value assuming attainment of all performance conditions. For Mr. Boone, in 2021, amounts reflect the accelerated vesting of all of Mr. Boone’s outstanding restricted stock units and stock options pursuant to his employment transition agreement.
(4)    Reflects annual cash incentive bonuses earned by each Named Executive Officer based on achievement of the applicable performance conditions, as described below in the “Non-Equity Incentive Bonuses” section below. Payments were made based upon exceeding financial metrics previously established by the Compensation Committee. Such payments were made at 104.4% of such targets, plus an additional 20% for additional work related to the integration required by the Acquisition.
(5)    In April 2022, Mr. Meader notified CTOS that he would be stepping down as Chief Financial Officer, effective May 13, 2022.
(6)     Amounts include: $9,550 for 401k matching contributions and $3,148 for costs related to a company vehicle.
(7)    Amounts include: $6,888 for 401k matching contributions and $14,400 for a vehicle allowance.
(8)     Amounts include: $11,943 for 401k matching contributions and $14,400 for a vehicle allowance.
(9)     Amounts include: $13,198 for 401k matching contributions and $9,000 for costs related to a company vehicle.
(10)    Amounts include: $11,263 for costs related to a company vehicle..
(11)    Mr. Jacobson’s employment with the Company terminated on April 1, 2021 in connection with the Acquisition. Amounts reflect: $8,550 for 401k matching contributions in 2020; $488 for the executive’s life insurance premiums in 2020 paid by the Company; and $10,000 for an auto usage or allowance in 2020.
(12)    In connection with the Acquisition and effective April 1, 2021, Mr. Boone ceased to serve as the Company’s Chief Financial Officer and was appointed Vice President, Integration. Amounts reflect Company matching contribution in 2020 ($444) pursuant to the 401(k) Plan; executive’s life insurance premiums in 2020 ($313) paid by the Company under the applicable health and welfare plan; and an auto usage or allowance in 2020 ($5,000).

Executive Employment Agreements
Each of the Named Executive Officers was a party to an employment agreement in 2021.
The following sets forth summaries of the material terms of their employment agreements.

Post-Acquisition Named Executive Officers
Fred Ross.         The Company and Mr. F. Ross entered into an employment agreement on November 2, 2021, pursuant to which Mr. F. Ross will continue to serve as Chief Executive Officer for an initial term of five years, subject to renewal thereafter for successive one-year periods, and will continue to serve on or be nominated to the Board as a Class B director for so long as he remains Chief Executive Officer. Pursuant to this employment agreement, Mr. F. Ross is entitled to receive: (i) a base salary of $850,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee; and (iii) equity awards under the 2019 Omnibus Incentive Plan (as defined below), as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control (as defined in the 2019 Omnibus Incentive Plan) in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. F. Ross’ employment agreement and prior to April 1, 2024 and Mr. F. Ross remains in continuous employment with the Company through the change in control, Mr. F. Ross will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. F. Ross’ then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. F. Ross’ then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. F. Ross, pursuant to which Mr. F. Ross is subject to certain restrictive covenants, including confidentiality, non-disparagement and 24-month post-termination non-competition and non-solicitation covenants.
Bradley Meader.         The Company and Mr. Meader entered into an employment agreement on November 2, 2021, pursuant to which Mr. Meader would continue to serve as Chief Financial Officer for an initial term of five years, subject to renewal thereafter for successive one-year periods. In April 2022, Mr. Meader notified CTOS that he would be stepping down as Chief Financial Officer, effective May 13, 2022. Pursuant to the employment agreement as in effect during 2021, Mr. Meader was entitled to receive: (i) a base salary of $450,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee; and (iii) equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. Meader’s employment agreement and prior to April 1, 2024 and Mr. Meader remains in continuous employment with the Company through the change in control, Mr. Meader will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. Meader’s then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. Meader’s then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Meader, pursuant to which Mr. Meader is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Ryan McMonagle.     Mr. McMonagle entered into an employment agreement with the Company on November 2, 2021, pursuant to which Mr. McMonagle will serve as President and Chief Operating Officer for an initial term of five years, subject to renewal thereafter for successive one-year periods. Pursuant to the employment agreement, Mr. McMonagle is entitled to receive: (i) a base salary of $800,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee; and (iii) equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. McMonagle’s employment agreement and prior to April 1, 2024 and Mr. McMonagle remains in continuous employment with the Company through the change in control, Mr. McMonagle will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. McMonagle’s then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. McMonagle’s then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. McMonagle, pursuant to which Mr. McMonagle is subject to certain restrictive covenants, including confidentiality, non-disparagement and 24-month post-termination non-competition and non-solicitation covenants.
Joseph Ross.         The Company and Mr. J. Ross entered into an employment agreement on November 2, 2021, pursuant to which Mr. J. Ross will continue to serve as President, Sales for an initial term of five years, subject to renewal thereafter for successive one-year periods. Pursuant to the employment agreement, Mr. J. Ross is entitled to receive: (i) a base salary of $450,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee; and (iii) equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. J. Ross’ employment agreement and prior to April 1, 2024 and Mr. J. Ross remains in continuous employment with the Company through the change in control, Mr. J. Ross will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. J. Ross’ then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. J. Ross’ then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. J. Ross, pursuant to which Mr. J. Ross is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Thomas Rich.    The Company and Mr. Rich entered into an employment agreement on November 2, 2021, pursuant to which Mr. Rich will continue to serve as Executive Vice President, Rentals for an initial term of five years, subject to renewal thereafter for successive one-year periods. Pursuant to the employment agreement, Mr. Rich is entitled to receive: (i) a base salary of $450,000; (ii) an annual cash bonus equal to 50% of his base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the board or its compensation committee; and (iii) equity awards under the 2019 Omnibus Incentive Plan, as determined by the board or its compensation committee, in the form of time- and performance-based restricted stock units. In addition, if a change in control in which the consideration payable for shares of the Company’s common stock is comprised of at least 80% cash occurs after the effective date of Mr. Rich’s employment agreement and prior to April 1, 2024 and Mr. Rich remains in continuous employment with the Company through the change in control, Mr. Rich will receive a one-time cash transaction bonus equal to (a) the total consideration payable in the change in control with respect to Mr. Rich’s then-vested equity awards that were granted in 2021 if such change in control occurs prior to April 1, 2023 or (b) the total consideration payable in the change in control with respect to Mr. Rich’s then-vested equity awards that were granted in 2023 if such change in control occurs on or after April 1, 2023 and before April 1, 2024. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Rich, pursuant to which Mr. Rich is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Termination of Employment Provisions for Post-Acquisition Named Executive Officers
Under the employment agreements for Messrs. F. Ross, Meader, McMonagle, J. Ross and Rich, in the event that such individual’s employment is terminated either by the Company without “cause” or by such individual for “good reason” (as such terms are defined in each individual’s employment agreement) or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, such individuals would be entitled to: (i) one times his base salary, payable in installments during the 12-month period following the termination (in the cases of Messrs. F. Ross and McMonagle, such amount is two times his base salary, payable over the 24-month period following the termination); (ii) any prior year’s earned but unpaid annual bonus; (iii) a pro-rated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 12 months (in the cases of Messrs. F. Ross and McMonagle, continued participation for up to 24 months in such group health plan). In the event that such individual’s employment is terminated due to their death or disability, the executive or his dependents would be entitled to continued participation in the Company’s group health plan for up to 12 months (in the cases of Messrs. F. Ross and McMonagle, such time period would be 24 months).
Pre-Acquisition Named Executive Officers
In connection with the Acquisition, we entered into a release agreement with Mr. Jacobson and an employment transition agreement with Mr. Boone, the material terms of which are summarized below.
Lee Jacobson.    Mr. Jacobson’s employment terminated on April 1, 2021 in connection with the Acquisition. Pursuant to his employment agreement, Mr. Jacobson entered into a release agreement and is entitled to receive severance benefits, including: (i) salary continuation for 18 months, and (ii) payment for 18 months’ of Mr. Jacobson’s premiums incurred for participation in COBRA coverage pursuant to a Company sponsored group health plan. The severance benefits are subject to Mr. Jacobson’s continued compliance with the restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 18-month post-termination non-compete and non-solicitation covenants. In addition, Mr. Jacobson’s outstanding equity awards accelerated upon his termination of employment on April 1, 2021 in accordance with the terms of such awards.
Joshua Boone.    On May 20, 2021, the Company entered into an employment transition agreement with Mr. Boone, pursuant to which Mr. Boone served as Vice President, Integration until September 30, 2021, subject to extension from October 1, 2021 through December 31, 2021. Pursuant to the transition agreement, Mr. Boone was entitled to receive: (i) his current base salary of $400,000; (ii) accelerated vesting of any outstanding restricted stock units and stock options that were not (and did not become) fully vested at the closing of the Acquisition; (iii) a special bonus of up to $700,000 (the “Special Bonus”) if his term of employment continues through December 31, 2021; and (iv) reimbursement of business expenses, including up to

$10,000 in professional fees to negotiate and prepare the transition agreement. In connection with the transition agreement, the Company also entered into a restrictive covenant agreement with Mr. Boone on May 20, 2021, pursuant to which Mr. Boone is subject to certain restrictive covenants, including confidentiality, non-disparagement, a 12-month post-termination non-solicitation covenant, and a post-termination non-compete covenant for the period ending the later of (A) 12 months following termination or (B) December 31, 2022.
Under the transition agreement, in the event of termination of Mr. Boone’s employment for any reason, he would generally be entitled to receive earned but unpaid base salary, unpaid or unreimbursed business expenses, any benefits provided under any Company benefit plans, as well as payment of an amount equal to 12 months of base salary plus premiums incurred for participation in COBRA coverage pursuant to a Company sponsored group health plan for 12 months. In the event that Mr. Boone’s employment is terminated either by us without “cause” or by Mr. Boone for “good reason” (as such terms are defined in the transition agreement) or in connection with the expiration of the term of employment, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Boone would be entitled to the Special Bonus, payable as follows: (A) 66% of the Special Bonus on September 30, 2021 if such termination occurs prior to October 1, 2021 or (B) 100% of the Special Bonus on December 31, 2021 if such termination occurs on or after October 1, 2021. In the event that Mr. Boone’s employment is terminated either by us for “cause” or by Mr. Boone without “good reason,” subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, Mr. Boone would be entitled to 66% of the Special Bonus if such termination occurs between October 1, 2021 and December 31, 2021. Mr. Boone ceased his employment with the Company on December 31, 2021.
Treatment of Equity Awards in the Event of Change in Control
The grant agreements prior to April 1, 2021 between the Company and Messrs. Jacobson and Boone governing the treatment of all outstanding restricted stock units and stock options subject solely to time-based vesting conditions provided for accelerated vesting of any outstanding awards in the event of the executive’s termination of employment without “cause” or resignation from employment for “good reason” within one year following a “change in control” (which included the Acquisition). The grant agreements following April 1, 2021 between the Company and Messrs. F. Ross, Meader, McMonagle, J. Ross and Rich governing the treatment of all outstanding time-based vesting restricted stock units provide for accelerated vesting of outstanding restricted stock units in certain circumstances, as described below under the section titled “Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan”. In the case of performance-based vesting restricted stock units granted after April 1, 2021, no such acceleration provision exists in the grant agreements if the applicable performance targets have not been met, as described below under the section titled “Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan”.
Non-Equity Incentive Bonuses
Pursuant to the terms of their employment agreements, our Named Executive Officers are eligible to receive cash bonuses based on achievement of the performance metrics established by the Board and such other factors as may be determined in the Board’s discretion. Although we do not have a formal plan in place, we generally set performance targets within the first three months of each fiscal year and communicate these targets to our Named Executive Officers. Our performance bonus targets are generally based on a combination of metrics which may include both Company and individual components. For our Named Executive Officers, the Company’s performance bonus has historically made up 75% of the target incentive bonus and is calculated by comparing the Company’s overall fiscal year performance, primarily with respect to our adjusted EBITDA, with the corresponding budget and operating plan. The individual performance component may make up the remaining 25% of the target incentive bonus and is calculated by evaluating the executive on priorities established and communicated to the employee at the beginning of the fiscal year. In the first quarter of 2021, at the time of the Acquisition, both Nesco and Custom Truck One Source, L.P. paid out, in full 100% of each person’s bonus for Q1 2021, meaning that for the remainder of 2021, each individual’s remaining bonus opportunity was 75% of their full-year 2021 target bonus. For the remainder of 2021, the board established corporate objectives based on specific integration priorities and corporate tasks required of the senior executive team. The Board also authorized an additional bonus for integration activities during the Acquisition which equated to 20% of each individual’s remaining target 2021 opportunity (which was 75% of the full year bonus opportunity).
Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan
On July 8, 2021, the stockholders of the Company approved the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan”), which authorizes up to 14,650,000 shares of common stock of the Company for issuance in accordance with the Plan’s terms, subject to certain adjustments. The purpose of the Plan is to provide the Company’s and its subsidiaries’ officers, directors, employees and consultants who, by their position, ability and diligence, are able to make important contributions to the Company’s growth and profitability, with an incentive to assist the Company in achieving its long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in the Company. To accomplish these objectives, the Plan provides for awards of equity‑based incentives through granting of restricted stock units, stock options, stock appreciation rights and other stock or cash based awards.
In 2021, we made grants of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to certain employees, including our Named Executive Officers in amounts noted below. As described above, in 2021, our NEOs were awarded RSUs and PSUs for 2021 and 2022 activities so that the management team could focus on the business and integration of the companies.

Name and Principal Position	Year	Number of Options (#)	Number of RSUs (#)	Number of PSUs (#)
Fred Ross (Chief Executive Officer)	2021	—	350,000	350,000
Ryan McMonagle (President and Chief Operating Officer)	2021	—	325,000	325,000
Bradley Meader (Chief Financial Officer)	2021	—	150,000	150,000
Joseph Ross (President - Sales)	2021	—	200,000	200,000
Thomas Rich (Executive Vice President - Rentals)	2021	—	200,000	200,000
Lee Jacobson	2021	—	—	—
(Former Chief Executive Officer)	2020	37,361	18,881	—
Joshua Boone	2021	—	—	—
(Former Chief Financial Officer)	2020	500,000	200,000	—
The RSUs vest as to 25% of the underlying shares on April 1 of each year and on each of the next three anniversaries thereafter, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date. The PSUs vest upon the achievement of certain stock targets at the end of the year at which such targets are achieved, averaged over a set period of time, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date. Generally, the PSUs are divided into two vesting tranches: (i) 25% of the PSUs in the first tranche (“Tranche 1 PSUs”) vest at the end of each fiscal year 2021 through 2024 subject to the attainment of a specific stock price target during the applicable performance year, with a portion of such Tranche 1 PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year; and (ii) 25% of the PSUs in the second tranche (“Tranche 2 PSUs”) vest at the end of each fiscal year 2021 through 2024 subject to the attainment of a specific stock price targets during the applicable performance year, with a portion of such Tranche 2 PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year.
With respect to the RSUs, if a change in control of the Company occurs after the date of grant, and the Named Executive Officer has not incurred a termination of service prior to such change in control, then: (i) if the consideration payable for shares in the change in control is at least 80% cash, all of the Named Executive Officer’s unvested RSUs will vest; and (ii) if the consideration payable for shares in the change in control is not at least 80% cash, all of the Named Executive Officer’s unvested RSUs will remain outstanding and vest in accordance with the applicable grant agreement, except that any unvested RSUs that are not continued, converted, assumed or replaced in the change in control will vest. With respect to the PSUs, if a change in control of the Company occurs after the date of grant and during the fiscal year 2021 through 2024 performance period and the consideration payable per share in such change in control equals or exceeds a stock target, and the Named Executive Officer has not incurred a termination of service prior to such change in control, then: (i) if the consideration payable for shares in the change in control is at least 80% cash, (a) all of the Named Executive Officer’s unvested Tranche 1 PSUs will vest if such consideration equals or exceeds a specific stock price target; and (b) all of the Named Executive Officer’s unvested Tranche 2 PSUs will vest if such consideration equals or exceeds a specific stock price target; and (ii) if the consideration payable for shares in the change in control is not at least 80% cash, (a) all of the Named Executive Officer’s unvested Tranche 2 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each performance year in accordance with the applicable grant agreement (without regard to any stock target) if such consideration equals or exceeds a specific stock price target; and (b) all of the Named Executive Officer’s unvested Tranche 1 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each performance year in accordance with the applicable grant agreement (without regard to any stock target) if such consideration equals or exceeds a specific stock price target, except that any unvested PSUs converted to time-based vesting that are not continued, converted, assumed or replaced in the change in control will vest. In addition, if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason,” in either case, within one year following a change in control in which the consideration payable for shares in such change in control is not all cash, all of the Named Executive Officer’s RSUs and PSUs converted to time-based vesting, in each case, that are then unvested will vest.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table summarizes, for each of the Named Executive Officers, the outstanding incentive plan awards as of December 31, 2021. The market value of the shares of common stock reflected in the table is based upon the market price per share on the last trading day of 2021, which was $8.00.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Incentive Plan Awards: Number Not Vested (#)(2)	Incentive Plan Awards: Market or Payout Value ($)
Fred Ross	5/27/2021	—	—	$—		175,000	$1,400,000	175,000	$1,400,000
	7/8/2021	—	—	—		175,000	1,400,000	175,000	1,400,000
Ryan McMonagle	5/27/2021	—	—	—		162,500	1,300,000	162,500	1,300,000
	7/8/2021	—	—	—		162,500	1,300,000	162,500	1,300,000
Bradley Meader	5/27/2021	—	—	—		75,000	600,000	75,000	600,000
	7/8/2021	—	—	—		75,000	600,000	75,000	600,000
Joseph Ross	5/27/2021	—	—	—		100,000	800,000	100,000	800,000
	7/8/2021	—	—	—		100,000	800,000	100,000	800,000
Thomas Rich	5/27/2021	—	—	—		100,000	800,000	100,000	800,000
	7/8/2021	—	—	—		100,000	800,000	100,000	800,000
Lee Jacobson	8/21/2019	90,000	—	10.00	8/18/2029	—	—	—	—
	3/18/2020	—	—	4.00	3/16/2030	—	—	—	—
Joshua Boone	6/15/2020	500,000	—	3.49	6/13/2030	—	—	—	—
(1)     The restricted stock units vest in four equal annual installments beginning on the first anniversary of the vesting commencement date (April 1, 2021), subject to continued employment through each applicable vesting date.
(2)     The restricted stock units are divided into two vesting tranches: (i) 25% of the restricted stock units in the first tranche vest at the end of each fiscal year 2021 through 2024 subject to the attainment of a specific stock price target during the applicable performance year, with a portion of such restricted stock units remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year; and (ii) 25% of the restricted stock units in the second tranche vest at the end of each fiscal year 2021 through 2024 subject to the attainment of a specific stock price target during the applicable performance year, with a portion of such restricted stock units remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year, in each case, subject to continued employment through each applicable vesting date.
Health and Welfare Plans, and Retirement Plan
Health and Welfare Plans. CTOS’s Named Executive Officers are eligible to participate in CTOS’s health and welfare benefit plans, including its medical, dental, vision, life, accidental death and dismemberment, disability, flexible spending account and health savings account and benefit plans, in each case on the same basis as all of its other employees.
Retirement Plan. CTOS maintains a 401(k) and profit sharing plan (the “401(k) Plan”), a defined contribution plan intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, (the “Code”). CTOS employees meeting the 401(k) Plan’s age requirement are generally eligible to participate in the 401(k) Plan. The 401(k) Plan is available on the same terms to all of CTOS’s employees, including the Named Executive Officers. Each 401(k) Plan participant can elect to contribute between 1% and 60% of his or her eligible compensation on a pre-tax basis to the 401(k) Plan, subject to the annual Internal Revenue Service and Code limitations. The 401(k) Plan’s participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. CTOS may make discretionary matching contributions up to a specified percentage of each employee’s eligible contributions, and may also make discretionary profit sharing contributions on behalf of participants who are eligible under the terms of the 401(k) Plan declared on an annual basis. A 401(k) Plan participant is 100% vested in his or her deferrals, and any employer profit sharing contributions, matching contributions and earnings thereon vest ratably over four years. The account balance for each 401(k) Plan participant is invested in accordance with the election of the participant which can consist of a variety of investment options. For the 2021 fiscal year, CTOS made matching contributions to the 401(k) Plan equal to 50% of the first 6% of a participant’s deferral.
Company Car or Car Allowance
Named Executive Officers are also eligible either to receive a company car or a car allowance. Company cars are owned by CTOS and Named Executive Officers driving such vehicles are covered under the Company’s insurance policies. Gas and other maintenance items may be reimbursed for valid company expenses. Such costs and/or allowances are included as “All Other Compensation” in the Summary Compensation Table above.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the information regarding equity awards outstanding and available for future grants as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	6,397,666	(2)	$6.82	(3)	6,743,800
Equity compensation plans not approved by security holders	—		$—		—
Total	6,397,666		$6.82		6,743,800

(1)    Consists of our 2019 Omnibus Incentive Plan.
(2)    Includes 1,881,199 outstanding stock options and 4,516,467 unvested restricted stock units.
(3)    Includes the weighted average exercise price for outstanding options only; restricted stock units do not have an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 26, 2022 regarding the beneficial ownership of shares of our common stock by:

•each person known to be the beneficial owner of more than 5% of our outstanding Common Stock;
•each director;
•each Named Executive Officer; and
•all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Percentage ownership is based on 247,589,922 shares of common stock outstanding as of April 26, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Custom Truck One Source, Inc., 7701 Independence Ave, Kansas City, Missouri 64125.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Fred Ross	(1)	2,059,898	*
Mark D. Ein	(2)	9,212,255	3.7%
Marshall Heinberg	(3)	139,537	*
Louis Samson		—	*
Rahman D'Argenio		—	*
David Wolf		—	*
Bryan Kelln		—	*
Georgia Nelson		38,631	*
Mary Jackson		—	*
David Glatt		—	*
Paul Bader		38,631	*
Ryan McMonagle		262,158	*
Bradley Meader		75,336	*
Joe Ross	(4)	318,949	*
Thomas Rich		71,031	*
Lee Jacobson	(5)	876,861	*
Joshua Boone	(5)	766,900	*
All Directors and Officers as a Group (twelve individuals)		14,005,744	5.6%

Five Percent Holders:
Platinum Equity, LLC	(6)	148,600,000	60.0%
ECP ControlCo, LLC	(7)	25,738,988	10.3%
* Less than one percent

(1)    Represents securities held by the Frederick M. Ross, Jr. Holding Company, LLC.
(2)    Includes (i) 5,706,289 shares of Common Stock and warrants to purchase an additional 2,457,338 shares of Common Stock held by Capitol Acquisition Management IV, LLC and (ii) 20,000 shares subject to currently exercisable options.
(3)    Excludes 65,000 shares of Common Stock owned by Mr. Heinberg’s domestic partner.
(4)    Includes 282,449 shares of Common Stock held by the Joseph P. Ross Holding Company, LLC.
(5)    Includes 860,000 shares of Common Stock subject to currently exercisable options and warrants to purchase 17,226 shares of Common Stock.
(6)    Based solely on the Schedule 13D/A filed by Platinum Equity, LLC, PE One Source Holdings, LLC is the record holder of 148,600,000 shares of Common Stock. Platinum Equity, LLC is the sole member of each Platinum Equity Investment Holdings, LLC (“Platinum Holdings”) and Platinum Equity Investment Holdings V Manager, LLC (“PEIH V Manager”). Platinum Holdings is the sole member of Platinum Equity Investment Holdings IC (Cayman),

LLC, which is the general partner of Platinum Equity InvestCo, L.P. (“PEIC LP”), which holds all of the outstanding equity in Platinum Equity Investment Holdings V, LLC (“PEIH V”), which holds all of the outstanding equity in Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum Equity Capital Partners V, L.P., which holds a majority of the outstanding equity in PE One Source Holdings, LLC. PEIH V Manager is the sole manager of PEIH V, and Platinum InvestCo (Cayman), LLC holds a controlling interest in PEIC LP. Platinum Equity and Tom Gores, together, hold a controlling interest in PIC LLC and may be deemed to beneficially owned the Shares beneficially owned by PIC LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity. Accordingly, each of the foregoing entities and Mr. Gores may be deemed to beneficially own the shares of Common Stock held by PE One Source Holdings, LLC. The address for each entity and individual listed in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.
(7)    On December 20, 2021, ECP Cardinal Holdings, LP and NESCO Holdings, LP (together, the “Borrowers”) each entered into a loan agreement (together, the “Loan Agreements”) with JPMorgan Chase Bank, N.A. (the “Lender”). As security for their obligations under the Loan Agreements, the Borrowers pledged 25,738,988 shares of Common Stock (collectively, the “Pledged Securities”). All voting rights and rights to receive dividends or distributions with respect to the Pledged Securities will remain with the Borrowers unless an event of default under the Loan Agreements has occurred and is continuing. ECP Cardinal Holdings, LP, NESCO Holdings, LP and Energy Capital Partners Management, LP directly own 4,500,000, 21,238,988 and 120,779 shares of Common Stock, respectively. The general partner of each of ECP Cardinal Holdings, LP and NESCO Holdings, LP is NESCO Holdings GP, LLC. Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP (together with Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, and Energy Capital Partners III-C, LP, the “ECP III Funds”) and Energy Capital Partners III (NESCO Co-Invest), LP are the sole members of NESCO Holdings GP, LLC. Energy Capital Partners III, LLC is the general partner of (i) Energy Capital Partners GP III, LP, which is the general partner of each of the ECP III Funds, and (ii) Energy Capital Partners GP III Co-Investment (NESCO), LLC, which is the general partner of Energy Capital Partners III (NESCO Co-Invest), LP. As a result, each of the foregoing entities may be deemed to share beneficial ownership of the shares of Common Stock held by ECP Cardinal Holdings, LP and Nesco Holdings LP. ECP Management GP, LLC is the general partner of Energy Capital Partners Management, LP and may be deemed to share beneficial ownership of the securities beneficially owned by Energy Capital Partners Management, LP. ECP ControlCo, LLC is the sole member of Energy Capital Partners III, LLC and the sole member of ECP Management GP, LLC and may be deemed to share beneficial ownership of the securities beneficially owned be each of Energy Capital Partners III, LLC and ECP Management GP, LLC. The managing members of ECP ControlCo, LLC are Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio all of whom collectively share the power to vote and dispose of the securities beneficially owned by ECP ControlCo, LLC. Each such individual disclaims beneficial ownership of such shares. The address for each person and entity in this footnote is 40 Beechwood Road Summit, New Jersey 07901.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Amended and Restated Stockholders’ Agreement
On April 1, 2021, a subsidiary of Nesco acquired Custom Truck LP and the Company changed its name to Custom Truck One Source, Inc.
In connection with the Acquisition, Nesco, Platinum, Blackstone, ECP, Capitol and certain members of Nesco’s management agreed to replace the existing Stockholders’ Agreement of Nesco, dated as of July 31, 2019 with the Amended and Restated Stockholders’ Agreement, effective upon consummation of the Acquisition.
The Amended and Restated Stockholders’ Agreement provides that so long as Platinum beneficially owns 50% or more of our Common Stock, Platinum has the right to designate up to seven nominees for the election to the Board, three of whom are required to be independent directors. In addition, while Platinum beneficially owns 50% or more of the outstanding shares of our Common Stock, the Amended and Restated Stockholders’ Agreement does not restrict Platinum from nominating additional directors and soliciting stockholders outside of Nesco’s proxy statement, subject to the rights of the other parties to the Amended and Restated Stockholders’ Agreement. Each Platinum designee director who is not an independent director will have two votes on the Board. For so long as Platinum beneficially owns less than 50% but more than 30% of our Common Stock, Platinum will have the right (but not the obligation) to designate any number of directors, who are not independent directors, having one or two votes each, so long as the total number of votes of all such designees does not exceed the total number of votes constituting a majority of all votes of all directors minus one. The number of designees who are not independent directors that Platinum is entitled to nominate decreases from four to one, and such director’s voting power decreases to one vote, if Platinum beneficially owns less than 30% but more than 4.5% of our Common Stock. All such rights to designate nominees, including independent directors, shall cease if Platinum fails to beneficially own more than 4.5% of our Common Stock.
The Amended and Restated Stockholders’ Agreement further provides that: (i) each of Blackstone and ECP will have the right to designate one nominee for the election to the Board so long as each beneficially owns at least 4.5% of our Common Stock; (ii) Capitol will have the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the Common Stock it held as of the closing of the Acquisition; and (iii) the chief executive officer of the Company shall hold a seat on the Board.
While Platinum beneficially owns 30% or more of our Common Stock and is the largest stockholder in the Company, Platinum, in its capacity as stockholder, will have consent rights over the following actions of the Company or any of its subsidiaries:
•entering into or effecting a change in control;
•entering into agreements providing for the acquisition or divestiture of assets or equity security of any person, with aggregate consideration in excess of $50 million;
•entering into any joint venture or similar business alliance having a fair market value in excess of $50 million;

•any liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding;
•any material change in the nature of the business;
•share repurchases, except for repurchases pursuant to a repurchase plan or certain repurchases from employees which are approved by the Board;
•declaration of dividends or reclassification of equity securities or securities convertible into equity securities;
•incurrence of indebtedness for borrowed money in an aggregate principal amount in excess of $50 million, other than borrowings under the existing revolving credit facility;
•granting of security interests or guaranties other than in the ordinary course;
•terminating or hiring the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer;
•amendment of our Certificate of Incorporation or Bylaws;
•designation of any class of stock;
•any issuance of equity securities or rights to acquire equity securities, other than equity issued pursuant to employee equity plans that shall have been approved by the Board;
•establishment or change of employee incentive plans;
•changes to accounting policies other than required in accordance with GAAP, and any material tax elections;
•hiring or terminating of principal outside counsel or auditor; and
•entering into any contracts not specifically listed above involving aggregate payments to or by the Company in excess of $50 million per annum.
Pursuant to the terms of the Amended and Restated Stockholders’ Agreement, certain shares of Common Stock held by ECP and Capitol continue to be designated “Earnout Shares” and such Earnout Shares are subject to restrictions on (i) transfer of such shares of Common Stock and (ii) forfeiture of such shares of Common Stock tied to both time and performance to which the other shares of Common Stock are not subject.
If, at any time while Platinum beneficially owns more than 50% of the Common Stock, Platinum receives a bona fide offer from a third party to purchase or otherwise desires to transfer shares of Common Stock to a third party on arm’s length terms, including shares of Common Stock owned by Blackstone, ECP, Capitol or certain members of management of the Company (the “Drag Shares”), and (i) such sale proposal, if consummated, would result in a change in control of the Company (taking into account all Drag Shares), (ii) such sale proposal does not involve the transfer of Drag Shares to Platinum or an affiliate of Platinum and (iii) in such sale proposal, if consummated, Platinum would receive the same form of consideration as the other stockholders in the Company (a “Required Sale”), then Platinum may deliver a written notice with respect to such Sale Proposal at least 10 business days prior to the anticipated closing date of such Required Sale to Blackstone, ECP, Capitol and the applicable members of the Company’s management requiring them to sell or otherwise transfer their shares of Common Stock to the proposed transferee.
For a period of 18 months following the closing date of the Acquisition (the “Lockup Period”), Platinum may not transfer any of its shares of Common Stock other than pursuant to the following exceptions:
•in the context of customary permitted transfers;
•upon unanimous approval by the Board;
•upon approval by each of Blackstone and ECP (each, while it owns 5% or more of Common Stock, and in such capacity a “Qualifying Shareholder”); or
•in the context of a transaction that results in a price of $8.00 per share or more (the “Trigger Price”).

In addition, during the Lockup Period, Platinum shall not vote any of its shares of Common Stock for any change of control transaction (which shall include any take-private transaction involving Platinum) other than pursuant to the following exceptions:
•with the consent of the Qualifying Shareholders;
•upon unanimous approval by the Board; or
•in the context of a transaction at or above the Trigger Price, provided that the consideration received by Blackstone, ECP and Capitol consists of either cash or publicly traded securities.
In the event of one or multiple follow-on offerings that close at or above the Trigger Price during the Lockup Period,

for the first $200 million of aggregate proceeds sold (the “First Tranche”), each Qualifying Shareholder, alongside Platinum, shall have the right to sell up to one third of the First Tranche (Platinum and each Qualifying Shareholder may sell proportionally more to the extent a Qualifying Shareholder does not participate in such transaction up to a third). Capitol will have the right to participate alongside ECP (on a pro rata basis) within ECP’s allocable portion of the First Tranche. For any amount raised at or above the Trigger Price in addition to the First Tranche during the Lockup Period, Platinum, Capitol and each Qualifying Shareholder shall participate on a pro rata basis.
Any acquisition proposal by Platinum (or an affiliate thereof) or any acquisition in which Platinum does not receive the same form of consideration as the other stockholders of the Company will, in each case, require approval by both (i) a majority of the disinterested directors or a special committee of independent directors and (ii) while ECP owns 5% or more of the shares of Common Stock on a fully diluted basis (calculated using the treasury stock method), a majority of the Company’s stockholders that are independent of Platinum and otherwise disinterested.
Platinum, ECP, Capitol and Blackstone will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the shares of Common Stock held by them, subject to certain conditions set forth therein.
The Company agreed to certain indemnification rights for the benefit of Platinum, ECP, Capitol, Blackstone and certain of their representatives and affiliates in connection with their purchase or ownership of Company equity interests or their involvement in litigation in their capacity as a stockholder of the Company (or as a representative or affiliate of any of Platinum, ECP, Capitol or Blackstone, as the case may be).
Subscription, Supplemental Equity Financing and Rollovers
In connection with the Acquisition, on April 1, 2021, certain equity holders of Custom Truck LP (“Sellers”) contributed a portion of their equity interests in Custom Truck LP with an aggregate value of $100.5 million in exchange for shares of our Common Stock, valued at $5.00 per share (the “Rollovers”) pursuant to Rollover and Contribution Agreements between Nesco and the Sellers, each dated December 3, 2020.
On April 1, 2021, we issued and sold to Platinum certain shares of our Common Stock with a purchase price of $5.00 per share pursuant to a Common Stock Purchase Agreement (the “Investment Agreement”), by and between Nesco and Platinum, dated December 3, 2020. In accordance with the Investment Agreement, on December 21, 2020, Nesco also entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance in part the Acquisition. Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 28,000,000 shares of our Common Stock at $5.00 per share for an aggregate purchase price of $140 million (the “Supplemental Equity Financing”) upon consummation of the Acquisition and related transactions.
Blackstone and certain of our directors and officers acquired shares of Common Stock at a purchase price of $5.00 per share, as part of the Supplemental Equity Financing and Rollovers. Blackstone acquired 14,171,421 shares of Common Stock, Marshall Heinberg and his immediate family acquired 150,000 shares of Common Stock, Georgia Nelson acquired 25,000 shares of Common Stock, Fred Ross, Joe Ross and members of their immediate family acquired 5,023,322 shares of Common Stock, Paul Bader acquired 25,000 shares of Common Stock, Mark Ein acquired 1,000,000 shares of Common Stock, Ryan McMonagle acquired 197,926 shares of Common Stock, Bradley Meader acquired 48,956 shares of Common Stock, Thomas Rich acquired 20,857 shares of Common Stock, Jim Carlsen acquired 31,974 shares of Common Stock, and Adam Haubenreich acquired 62,318 shares of Common Stock. Joshua Boone, our former Chief Financial Officer, also acquired 50,000 shares of Common Stock as part of the Supplemental Equity Financing.
In connection with the Acquisition, on April 1, 2021, the Company and the PIPE Investors, including certain of our directors and officers as discussed above, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale under the Securities Act of the shares of Common Stock subscribed for by the PIPE Investors pursuant to the Subscription Agreements.
Indemnification Agreements
The Company has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require the Company to indemnify the respective director and/or officer under the circumstances and to the extent provided for therein, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of the person’s service as a director or officer.
Platinum
In connection with the Acquisition, on April 1, 2021, the Company and Platinum Equity Advisors, LLC, an affiliate of Platinum, entered into a Corporate Advisory Services Agreement, pursuant to which, among other things, Platinum Equity Advisors, LLC provides certain transactional and corporate advisory services to the Company, and the Company will pay to Platinum Equity Advisors, LLC an advisory fee of $5 million per each of the calendar years 2021 through 2023 (pro-rated for calendar year 2021), $2.5 million for calendar year 2024 and $1.25 million per annum for each calendar year thereafter.
ECP
ECP and their affiliates have ownership interests in a broad range of companies. The Company has commercial transactions in the ordinary course of its business with subsidiaries of PLH Group, Inc., a company partially owned by an affiliate of ECP. Revenues derived from these transactions totaled $13.3 million for the year ended December 31, 2021. Accounts receivable at December 31, 2021 related to the subsidiary of PLH Group, Inc. were $4.0 million.
For ECP’s right to nominate for election to the Board, see “—Amended and Restated Stockholders’ Agreement” above.
Fred Ross
Fred Ross, our Chief Executive Officer and a director, Joseph Ross, our President – Sales, and members of their immediate family, own Ross Custom Properties, LLC, which leases certain facilities to Custom Truck LP, which the Company assumed following the Acquisition. For the year ended December 31, 2021, rent expense paid by Custom Truck LP to Ross Custom Properties, LLC totaled approximately $0.4 million.
Mr. Fred Ross, Mr. Joe Ross and members of their immediate family own R&M Equipment Rental. Prior to the Acquisition, Custom Truck LP sold and rented equipment to R&M Equipment Rental, which transactions the Company assumed following the Acquisition. Total revenue for the Company from rentals of equipment to R&M Equipment Rental for the year ended December 31, 2021 was $2.5 million. During the year ended December 31, 2021, total revenue for the Company from sales of new and used equipment to R&M Equipment Rental was $7.0 million. Additionally, the Company performed services on equipment rented and sold to R&M Equipment Rental. Revenue for the services performed was $0.3 million for the year ended December 31, 2021.
Mr. Fred Ross, Mr. Joe Ross and members of their immediate family provide charter aircraft services for the Company. These amounts totaled $0.1 million for the year ended December 31, 2021.
For transactions Mr. Fred Ross, Mr. Joe Ross and members of their immediate family had in connection with the Supplemental Equity Financing and the Rollovers, see “—Subscription, Supplemental Equity Financing and Rollovers” above.
Policies and Procedures for Related Person Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “Related Person Transactions.” Our Related Person Transaction and Procedures provides that a “Related Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances. A Related Person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, any of their immediate family members and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a position of having control or significant influence.
Pursuant to our policy, the Audit Committee shall review the relevant facts and circumstances of each Related Person Transaction (other than certain pre-approved transactions) and either approve or disapprove the Related Person Transaction. Such review shall include if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the Related Person’s interest in the transaction, and shall also take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Conduct. Any Related Person Transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in our Related Person Transaction and Procedures. Management shall present to the Audit committee each proposed Related Person Transaction, including all relevant facts and circumstances relating thereto and shall update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report of all then current Related Person Transactions at least quarterly at a regularly scheduled meeting of the Audit Committee or as needed.
The related person transactions described above were not required to be approved in accordance with our current Related Person Transaction and Procedures because they were entered into prior to or in connection with the consummation of the Acquisition, at which time our current Related Person Transaction and Procedures became effective.
Family Relationships
In 2021, there were no family relationships between any of the Company’s executive officers and directors. Fred Ross, who became our Chief Executive Officer and a director on April 1, 2021, has siblings who work for the Company, including Joseph Ross, his brother, who is also an executive officer.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis.
2021 Annual Report on Form 10-K and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is posted on our website at https://investors.customtruck.com and is available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K (excluding exhibits) without charge by sending a written request to Investor Relations, Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125. We will provide any exhibit upon payment of a specified reasonable fee. The annual report is not soliciting material and is not incorporated into this document by reference.
*    *    *
The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by Internet or by phone as instructed on the enclosed Notice of Internet Availability or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Kansas City, Missouri
May 2, 2022

Annex A

CUSTOM TRUCK ONE SOURCE, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN
Article I.
PURPOSE
The purposes of this Custom Truck One Source, Inc. 2022 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Custom Truck One Source, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
Article II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.
2.2“Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3“Board” shall mean the Board of Directors of the Company.
2.4“Change in Control” shall mean and include each of the following:
(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.5“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.6 “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.
2.7“Company” shall have the meaning given to such term in Article I.
2.8“Compensation” of an Eligible Employee shall mean the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including overtime payments, but excluding commissions, periodic bonuses, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.
2.9“Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.10“Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
2.11“Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for 20 hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under any particular Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).
2.12“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.13“Enrollment Date” shall mean the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.
2.14“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.15“Fair Market Value” shall mean, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
2.16“Offering Document” shall have the meaning given to such term in Section 4.1.
2.17“Offering Period” shall have the meaning given to such term in Section 4.1.
2.18“Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.19“Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.20“Plan” shall have the meaning given to such term in Article I.
2.21“Purchase Date” shall mean the last Trading Day of each Purchase Period.
2.22“Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.23“Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.24“Securities Act” shall mean the Securities Act of 1933, as amended.
2.25“Share” shall mean a share of Common Stock.

2.26“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.
2.27 “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.
Article III.
SHARES SUBJECT TO THE PLAN
3.1Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 4,940,000 Shares.
3.2Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
Article IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in accordance with the terms of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.
4.2Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)the length of the Offering Period, which period shall not exceed 27 months;
(b)the length of the Purchase Period(s) within the Offering Period;
(c)in connection with each Offering Period that contains only one Purchase Period the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares;
(d)in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares; and
(e)such other provisions as the Administrator determines are appropriate, subject to the Plan.
Article V.
ELIGIBILITY AND PARTICIPATION
5.1Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

5.2Enrollment in Plan.
(a)Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c)A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease and one suspension (but no increases) to his or her payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)Except as otherwise set forth in Section 5.8 or in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3Payroll Deductions. Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.
5.4Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
5.8Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
Article VI.
GRANT AND EXERCISE OF RIGHTS
6.1Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of such Offering Period, (y) last day of such Offering Period and (z) the date on which such Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
6.4Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.
6.5Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a)The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than two weeks prior to the end of the Offering Period or, if earlier, the end of the Purchase Period (or such shorter or longer period as may be specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during the Offering Period not yet used to exercise his or her rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement.
7.2Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.
Article VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)To provide that all outstanding rights shall terminate without being exercised.
8.3No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
Article IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury

Regulation Section 1.423-2(c)(4); or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
9.2Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.
Article X
TERM OF PLAN
The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within 12 months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
Article XI.
ADMINISTRATION
11.1Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.
11.2Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan and Applicable Laws:
(a)To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(d)To amend, suspend or terminate the Plan as provided in Article IX.
(e)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.4Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
Article XII.
MISCELLANEOUS
12.1Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4Designation of Beneficiary.
(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.7Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.11Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.12Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the four Class C directors to serve until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Mary Jackson   02) Bryan Kelln   03) Georgia Nelson   04) Fred Ross

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000571407_1   R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CUSTOM TRUCK ONE SOURCE, INC.
Annual Meeting of Stockholders
June 14, 2022 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ryan McMonagle and Adam Haubenreich, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUSTOM TRUCK ONE SOURCE, INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 14, 2022, virtually via a live webcast at www.virtualshareholdermeeting.com/CTOS2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 and "FOR" PROPOSAL 3. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2022 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING (ALTHOUGH ATTENDANCE BY ITSELF WILL NOT REVOKE A PROXY).

0000571407_2 R1.0.0.24

Continued and to be signed on reverse side